WACHOVIA 8739 Research Drive

Charlotte, NC 28288

SECURITIES

OFFICER'S CERTIFICATE

Reference is hereby made to that certain Pooling and Servicing Agreement dated as of December 30, 2002, by and among Greenwich Capital Commercial Funding Corp., as Depositor, Wachovia Bank National Association as Master Servicer, Lennar Partners, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee, with respect to Commercial Mortgage Pass Through Certificates, Series 2002 C1 (the "Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.

Pursuant to Section 3.13 of this Agreement, Timothy E. Steward and Clyde M. Alexander, Directors of the Master Servicer, do hereby certify that:

A review of the activities of the Master Servicer during the period from December 30, 2002 through December 31, 2002 and of its performance under the Agreement during such period has been made under our supervision; and

To the best of our knowledge, based on such review, the Master Servicer has fulfilled all of its material obligations under this Agreement in all material respects throughout the period December 30, 2002 through December 31, 2002; and

The Master Servicer has received no notice regarding qualification, or challenging the status, of either REMIC Pool as a REMIC or the Grantor Trust as a grantor trust, from the Internal Revenue Service or any other governmental agency or body.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 14th day of March, 2003.

Timothy E. Steward Clyde M. Alexander

Timothy E. Steward, Director Clyde M. Alexander, Director

Wachovia Bank National Association Wachovia Bank National Association

(Formerly known as First Union (Formerly known as First Union

National Bank) National Bank)

Wachovia Services is the trade name under which Wachovia Corporation conducts its investment banking, capital markets and institutional securities business

Through First Union Securities, Inc. ("FUSI"), member NYSE, NASD, SIPC and through other bank and non bank and broker dealer subsidiaries of Wachovia Corporation,

Including Wachovia Bank, N.A. and First Union National Bank.